Exhibit (d)(3)

Number *0*	Shares *0*

SEE REVERSE FOR IMPORTANT

NOTICE AND OTHER INFORMATION

CUSIP ___________

SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.

a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT **Specimen** is the owner of **Zero (0)** fully paid and nonassessable shares of Common Stock, $.01 par value per share, of

Seligman LaSalle International Real Estate Fund, Inc.

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED __________________

Countersigned and Registered:
Transfer Agent and Registrar	__________________________(SEAL)
President
By:___________________________	__________________________
Authorized Signature	Secretary

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Maryland General Corporation Law with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN

OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A

CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

_________________________________

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT _______	Custodian _____________
TEN ENT — as tenants by the entireties	(Custodian)	(Minor)
JT TEN — as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors	Act of __________________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER, OF ASSIGNEE)

____________________________ (            ) shares of Common Stock of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint ________________________________ attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.

Dated _______________________

________________________________________________________________________

NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.